QNB Corp. Announces Pricing of Common Stock Offering

And Announces QNBC Stock’s Move to the NASDAQ Capital Market

QUAKERTOWN, PENNSYLVANIA (August 19, 2026) – QNB Corp. (OTCQX: QNBC) (the “Company”), parent company of QNB Bank, today announced the pricing of its previously announced underwritten public offering of 1,071,428 shares of its common stock at a public offering price of $42.00 per share. The expected proceeds to the Company, after deducting underwriting discounts and commissions but before deducting operating expenses payable by the Company, are approximately $42.3 million. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 160,714 shares of Company common stock at the public offering price, less underwriting discounts, and commissions. The shares are expected to begin trading on the Nasdaq Capital Market on August 20, 2026 under the ticker symbol “QNBC.”

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include a balance sheet restructuring through the repositioning of a portion of our available-for-sale fixed income securities portfolio, redemption of a portion of our subordinated notes, funding new loans and supporting our capital ratios, and our continued growth.

Brean Capital, LLC is serving as the lead book-running manager for the offering, and Performance Trust Capital Partners, LLC is acting as the joint book-running manager.

The Company expects to close the offering, subject to customary conditions, on or about August 21, 2026.

Additional Information Regarding the Offering

The offering of common stock is being made pursuant to a registration statement on Form S-3 (File No. 333‑298129) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 14, 2026. A preliminary prospectus supplement to which this communication relates has been filed with the SEC. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement, the final prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Brean Capital, LLC by telephone at (404) 601-7200 or by e-mail at prospectus@breancapital.com, or by contacting Performance Trust Capital Partners, LLC at (312) 521-1638 or by e-mail at syndicate@performancetrust.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About QNB Corp.

QNB Corp. (OTCQX: QNBC) (the “Company”) is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank (the “Bank”) currently operates fourteen branches in Bucks, Lehigh, and Montgomery Counties, along with two loan production offices in Montgomery and Berks Counties. The Bank offers banking services, borrowing solutions, and cash management tools to commercial, small business, and personal customers in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item 1A. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@QNBbank.com	jlehocky@QNBbank.com